Exhibit 10.9

SPECIAL ADVISOR AGREEMENT

This Advisory Agreement (the “Agreement”) is made as of November 12, 2025 (the “Effective Date”) between La Rosa Holdings Corp., a Nevada corporation (the “Company”) and Nick Adler (the “Advisor”).

WHEREAS, the Company wishes to leverage its real estate platform and access to new capital to expand into the AI ecosystem through strategic acquisitions, partnerships, and the development of next-generation data center facilities (collectively, the “Field”);

WHEREAS, Advisor has considerable business and industry experience and special expertise that is related to, or otherwise could assist the Company in, the Field and the Company seeks to benefit from Advisor’s experience and expertise by retaining him as an advisor to the Company; and

WHEREAS, Advisor wishes to provide advisory services to the Company in the Field;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and legal sufficiency of which are acknowledged by the parties, the parties hereto agree as follows:

1. Advisory Services.

(a) Advisor is hereby engaged by the Company on a non-exclusive basis to advise the Company with respect to matters related to the Field, including its efforts to seek out, evaluate, acquire, develop, and/or market in the Field. Services shall be provided at such times as are mutually agreed, with due regard for Advisor’s other commitments.

(c) Advisor will receive copies (hard or digitally) of opportunities, proposals, and plans and will dedicate time during the week to evaluate same. The Advisor accepts and agrees that the Company may require a certain level of familiarity with the Field.

(d) Where appropriate, and in the Company’s sole discretion, hardware or software or other intellectual property may from time to time be supplied by the Company to the Advisor. The Advisor accepts and agrees that the software, each hardware unit and other intellectual property is Company property and must be returned to the Company upon its request.

2. Compensation.

As consideration for the advisory services to be provided by Advisor to the Company under this Agreement, Advisor shall be entitled to a monthly fee of Five Thousand Dollars ($5,000) payable in cash.

3. Confidentiality.

(a) Advisor may disclose to the Company any information that Advisor normally would disclose freely to other participants in the Field at large, whether by publication, by presentation, or in informal discussions. However, Advisor shall not disclose to the Company information that is proprietary or confidential to the Company or others and is not generally available to the public.

(b) Advisor recognizes and acknowledges that by reason of Advisor’s retention by and service to the Company before, during and, if applicable, after the term, Advisor will have access to certain confidential and proprietary information relating to the Company’s business and/or its participation in the Field, which may include, but is not limited to, trade secrets, trade “know-how,” product development techniques and plans, formulas, customer lists and addresses, financing services, funding programs, cost and pricing information, marketing and sales techniques, strategy and programs, computer programs and software and financial information (collectively referred to as “Proprietary Information”). Advisor acknowledges that such Proprietary Information is a valuable and unique asset of the Company and Advisor covenants that he will not, unless expressly authorized in writing by the Company, at any time during or after the term of this Agreement use any Proprietary Information or divulge or disclose any Proprietary Information to any person or entity, other than Advisor’s attorneys, agents or other business advisors, except in connection with the performance of Advisor’s duties for the Company and in a manner consistent with the Company’s policies regarding Proprietary Information. Advisor also covenants that at any time after the termination of this Agreement, directly or indirectly, he will not use any Proprietary Information or divulge or disclose any Proprietary Information to any person or entity, other than Advisor’s attorneys, agents or other business advisors, unless such information is in the public domain through no fault of Advisor or except when required to do so by a court of law, by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) with apparent jurisdiction to order Advisor to divulge, disclose or make accessible such information.

(c) Proprietary Information subject to paragraph 3(b) does not include information that: (i) is or later becomes available to the public through no breach of this Agreement by Advisor; (ii) is at any time obtained by Advisor from a third party who had the legal right to disclose the information to Advisor; (iii) is already in the possession of Advisor on the Effective Date ; or (iv) is independently developed by Advisor and disclosed to the Company; or (v) is required to be disclosed by law, government regulation or court order. In addition, Proprietary Information subject to paragraph 3(b) does not include information generated by Advisor, alone or with others, unless the information is generated in whole or in part as a direct result of his/her performance of advisory services and/or access to Proprietary Information under this Agreement.

(d) Prior to the oral public disclosure and/or submission to any outside person or entity of a manuscript or other paper describing or relating to the Company’s product or services, or otherwise involving the Company, Advisor will disclose and send to the Company a copy of the manuscript or other paper to be submitted and shall allow the Company at least (30) days to determine whether such disclosure or manuscript or paper contains subject matter for which patent protection should be sought prior to publication. If the oral presentation or manuscript or paper contains material that consists of patentable subject matter for which patent protection should be sought, then Advisor will withhold the proposed public disclosure for a maximum of three (3) months from the date of receipt of such notice from the Company in order to permit the Company to file patent applications directed to the patentable subject matter contained in the proposed disclosure. After the filing of a patent application by the Company, Advisor will be free to submit the manuscript and/or make public the disclosures. Notwithstanding this Section 3(d), the Company shall not file any patent application or assert any claim to, and nothing shall be deemed to create any license in or with respect to, any ideas, information or materials developed, invented or created by Advisor not constituting Proprietary Information.

4. Return of Materials.

All written Proprietary Information (including, without limitation, in any computer or other electronic format) which comes into Advisor’s possession shall remain the exclusive property of the Company. Except as required in the performance of Advisor’s duties for the Company, or unless expressly authorized in writing by the Company, Advisor shall not remove any written Proprietary Information from the Company’s premises, except in connection with the performance of Advisor’s duties for the Company and in a manner consistent with the Company’s policies regarding Proprietary Information. Upon termination of this Agreement, the Advisor agrees to return immediately to the Company all written Proprietary Information in Advisor’s possession except that Proprietary Information in any computer or other electronic format may be retained by Advisor in accordance with sound backup, retention and security policies but will continue to be kept confidential.

5. Compliance with Law.

Advisor will comply with all laws, rules and regulations related to his activities on behalf of the Company pursuant to this Agreement.

6. Competition.

(a) Advisor represents to the Company that he does not have any agreement to provide advisory or consulting services to any other person or entity with regard to matters relating to the Field and that, during the term this Agreement, he will not enter into any agreement to provide advisory or consulting services to any other person or entity with regard to matters relating to the Field. This shall be limited to only relationships that are in conflict to the consulting services provided by the Advisor to the Company. The Advisor is allowed relationships with other companies that are not directly competitive to the Company in the Field.

(b) If any provision of this Agreement or the services to be provided by Advisor hereunder at any time are in conflict with the provisions of agreements he has entered into with his other employers, clients or as adviser, or there otherwise develops a conflict of interest regarding the services to be performed hereunder by Advisor, he shall disclose the conflict to the Company (without violating any nondisclosure provisions of such agreements). It is agreed by the Company that Advisor is not to perform any services hereunder that are in conflict with the provisions of agreements he has entered into with his other employers, clients or as adviser constitute a conflict of interest on his part, or in any other manner would give his employer or an other person or entity property rights or any other rights to the product of his/her services hereunder.

7. Restrictive Covenants.

(a) Advisor agrees that for so long as this Agreement is in effect and continuing one (1) year thereafter (such period is referred to as the “Restricted Period”) Advisor shall not solicit or attempt to solicit the business of any customers, suppliers or clients of the Company with respect to services that the Company performs for such customers or clients. The provisions of this Section shall not be applicable to the persons or entities with whom Advisor maintained relationships with prior to the Effective Date, or whom Advisor introduced to the Company through his/her own independent efforts. Advisor agrees that in the event of a dispute regarding the foregoing, Advisor has the burden of proof in establishing that Advisor had a pre-existing relationship or introduced the client, supplier or customer to the Company through his own independent efforts.

(b) Advisor agrees that during the Restricted Period not to directly or indirectly, by sole action or in concert with others, induce or influence, or seek to induce or influence any person or entity who is currently engaged by the Company at the time of the termination of Advisor’s relationship as an employee, agent, independent contractor, or otherwise to leave the employ of, the Company or any successor or assign, or to hire any such person or entity.

8. Remedies for Breach of Covenants.

(a) In the event that a covenant included in this Agreement shall be deemed by any court to be unreasonably broad in any respect, it shall be modified in order to make it reasonable and shall be enforced accordingly; provided, however, that in the event that any court shall refuse to enforce any of the covenants contained in this Agreement, then the unenforceable covenant shall be deemed eliminated from the provisions of this Agreement for the purpose of those proceedings to the extent necessary to permit the remaining covenants to be enforced so that the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected thereby.

(b) Advisor acknowledges that any breach of the covenants contained in this Agreement will cause irreparable harm to the Company the monetary value of which will be difficult if not impossible to ascertain, and the Company shall be entitled to seek equitable relief, including injunctive relief, against any actual or threatened breach hereof, without bond and without liability should such relief be denied, modified or vacated. Neither the right to obtain such relief nor the obtaining of such relief shall be exclusive of or preclude the Company from any other right or remedy the Company may have hereunder or at law or equity.

9. Term and Termination.

(a) Without limiting any rights which either party to this Agreement may have by reason of any default by the other party, each party reserves the right to terminate this Agreement at any time, with or without cause, upon five (5) days prior written notice to the other party.

(b) Termination of this Agreement, including but not limited to pursuant to paragraph 11(f) below, shall not affect (i) the Company’s obligation to defend and indemnify Advisor under paragraph 10 below, or (ii) Advisor’s continuing obligations to the Company under paragraphs 3, 4, 6, 7 and 8 above.

10. Indemnification.

Company will indemnify and defend Advisor against any liability incurred in the performance of the services to the fullest extent as allowed under law and the Company’s governing documents. Advisor shall be entitled to the protection of any insurance policies the Company maintains for the benefit of the Company against all costs, charges and expenses in connection with any action, suit or proceeding to which he may be made a party by reason of his/her association with Company, its subsidiaries, or affiliates. It is understood and acknowledged that indemnification does not cover fraud, intentional misconduct, knowing violations of law or this Agreement, or other material breaches of this Agreements.

11. Miscellaneous.

(a) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, successors, representatives, and assigns; provided however, the obligations hereunder of each party to the other are personal and may not be assigned without the express written consent of the other party.

(b) The relationship created by this Agreement shall be that of independent contractor, and Advisor shall have no authority to bind or act as an employee, officer, director, representative or agent of the Company for any purpose.

(c) The Company may use Advisor’s name, and in doing so may cite his/her relationship with the Company as its advisor, as long as any such usage is limited to reporting actual events or occurrences only. The Company is expressly permitted to publicly announce the commencement of the Advisor’s service as a special advisor to the Company upon execution hereof and may in its sole discretion publicly file this Agreement as may be required by law, government regulation or court order.

(d) Notice given by one party to the other hereunder shall be in writing and deemed to have been properly given upon personal delivery three (3) business days after deposited with the United States Postal Service, registered or certified mail, or upon delivery if sent by overnight mail, or nationally recognized courier, addressed as follows:

La Rosa Holdings Corp.

1420 Celebration Blvd., 2nd Fl.

Celebration, Florida 34747

Attention: Joseph La Rosa, CEO

Email: joe@larosarealtycorp. com

With a courtesy copy to:

Ross D. Carmel, Esq.

Sichenzia Ross Ference Carmel LLP

1185 Avenue of the Americas, 31st Floor

New York, NY 10036

rcarmel@srfc.law

Nick Adler

______________________

______________________

Email: nick3379@yahoo.com

(e) This Agreement supersedes all previous agreements and discussions relating to the subject matter hereof and constitutes the entire agreement between the Company and Advisor with respect to the subject matters of this Agreement. This Agreement may not be modified in any respect by any verbal statement, representation, or agreement made by any employee, officer, or other representative of the Company, or by any written documents unless it is signed by an officer of the Company and by Advisor.

(f) If any provision of this Agreement is adjudicated to be invalid, unenforceable, contrary to, or prohibited under applicable laws or regulations of any jurisdiction, such provision shall be severed and the remaining provisions shall continue in full force and effect.

(g) This Agreement shall be governed by the laws of the State of Nevada (without giving effect to choice of law principles thereof).

(h) This Agreement may be executed in counterparts, each of which shall be considered one and the same agreement, it being understood that both parties need not sign the same counterpart.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the Effective Date.

La Rosa Holdings Corp.

By:	/s/ Joseph La Rosa
Name:	Joseph La Rosa
Title:	CEO

Advisor:

/s/ Nick Adler
Name:	Nick Adler